UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 8, 2016, the U.S. District Court for the Southern District of New York (the “Court”) granted final approval of the previously announced agreement with the lead plaintiff to settle the purported securities class action litigation, styled In re: Intercept Pharmaceuticals, Inc. Securities Litigation, against Intercept Pharmaceuticals, Inc. (the “Company” or “Intercept”) and certain of its officers.

The settlement included the payment of $55 million, of which $10 million was funded by the Company’s insurers. The defendants do not admit any liability as part of the settlement.

The final judgment and order of the Court included a dismissal of the action with prejudice against all defendants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: September 12, 2016	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer